Exhibit 10.85

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

STRICTLY CONFIDENTIAL

BROADBAND ACCESS SERVICES CONTRACT

between

RELIANCE INFOCOMM LIMITED,

“Reliance”

and

UTSTARCOM INC.,

“Vendor”

Dated as of October 1, 2002

Table of Contents

1	BACKGROUND AND OBJECTIVES
	1.1	Background
	1.2	Objectives
2	DEFINITIONS
3	SCOPE OF WORK
	3.1	Scope of Work
	3.2	Services
	3.3	Tools and Test Equipment for Services
	3.4	Testing and Acceptance
	3.5	Training Services
	3.6	Management Services
	3.7	Knowledge Management System
	3.8	Policies Applicable to Vendor Personnel
	3.9	Technical Support Services:
4	TERM
5	PRICING AND INVOICING
	5.1	Determination of Net Price
	5.2	Invoicing Terms
	5.3	Payments for Services
6	WARRANTIES
	6.1	Services Warranty
	6.2	Breach of Warranty
	6.3	Cure Procedures
	6.4	Other Services To Be Provided By The Vendor Under Warranty Services-
	6.5	Third Party Provider Warranties
	6.6	Disclaimer
7	TERMINATION AND EVENTS OF DEFAULT
	7.1	Reliance’s Right of Termination
	7.2	Vendor’s Right of Termination

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EXHIBITS

Exhibit A	-	Pricing

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BROAD BAND ACCESS SERVICES CONTRACT

This Broadband Access Services Contract (“Broadband Access Services Contract”) is effective as of October 1, (the “Effective Date”), by and between Reliance Infocomm Limited, a company incorporated and registered under the Companies Act, 1956 and having its Registered Office at Avdesh House, Pritam Nagar, 1st Slope, Ellis Bridge, Ahmedabad 380006, Republic of India (hereinafter referred to as “Reliance” which expression, unless repugnant to the context or meaning thereof, shall mean and include its successors and permitted assigns), and UTStarcom Inc., a company incorporated under the laws of Delaware and having its principal offices at 1275 Harbor Bay Parkway Alameda, California 94502, U.S.A (hereinafter referred to as the “Vendor” which expression, unless repugnant to the context or meaning thereof, shall mean and include its permitted successors and assigns and, together with Reliance, the “Parties” and each, a “Party”).

RECITALS:

A.  Reliance desires to purchase from the Vendor certain Services appropriate for the efficient and effective installation, commissioning, operation, management and maintenance of the Broadband Access Reliance Network, including the Initial Broadband Access Reliance Network; and

B.  The Vendor desires to provide to Reliance such Services in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1                      BACKGROUND AND OBJECTIVES

1.1                     Background

Reliance desires to obtain certain Services to support  the Broadband Access Reliance Network in the Territory.  The Vendor shall perform all specific Vendor responsibilities set forth in this Broadband Access Services Contract, including applicable Purchase Orders and the Specifications. This Broadband Access Services Contract is subject to the terms and conditions set forth in the Broadband Access Network General Terms and Conditions executed by the Parties as of the date hereof (the “General Terms”).

1.2                     Objectives

Reliance requires services that fully support: (a) the Initial Broadband Access Reliance Network and the Broadband Access Reliance Network, including all cost, performance and functional requirements set forth in the relevant Documents; (b) Interoperability as set forth in the Specifications; and (c) Reliance’s business requirements described in this Broadband Access Services Contract (collectively, the “Objectives”).  The Vendor represents, warrants and covenants that the Services are fully compatible with and fully supports the Objectives, as shall be demonstrated to Reliance, in part, in the Acceptance Tests.

2                      DEFINITIONS

As used in this Broadband Access Services Contract, the following terms have the following meanings.  In addition to the terms listed below, certain additional capitalised terms are defined in the General Terms, the attachments to this Broadband Access Services Contract and in other applicable Documents.  Unless otherwise specifically provided, all section, schedule and exhibit references are to this Broadband Access Services Contract.

“Effective Date”

has the meaning ascribed thereto in the prefatory paragraph to this Broadband Access Services Contract.

“FCAPS”

                                                shall mean Fault Management, Configuration, Accounting, Performance and Security Management.

“Services Warranty”

has the meaning ascribed thereto in Section 6.1.

“Services Warranty Period”

with respect to all Services that relate to Products that form a portion of the Broadband Access Reliance Network, a period of [***] following Acceptance  of such portion of the Broadband Access Reliance Network.For Services provided by the Vendor under the TSS, there shall be a warranty period of [***] from satisfactory acceptance by Reliance of the repair or replacement by the Vendor of any Network Element provided that in the event such repairs occur during the applicable Product Warranty Period, then the warranty period shall be the greater of [***].  With respect to all other Services, the Services Warranty Period shall be [***] from the date of completion of such Services.

“Trainer Day”

the provision of Training Services to personnel designated by Reliance, by one Vendor Personnel [***].

“Trainer Fee”

has the meaning ascribed thereto in Section 3.5.3

“Training Services”

has the meaning ascribed thereto in Section 3.5.1

 “Broadband Access Services Contract”

this Broadband Access Services Contract, including all schedules, exhibits and other attachments hereto.

“Services Price List”

means the Charges for the Services to be provided by the Vendor as set forth in Exhibit A.

3                      SCOPE OF WORK

3.1                     Scope of Work.

3.1.1                                  The Vendor shall provide to Reliance the Services set forth in the relevant Purchase Order pursuant to and in accordance with this Broadband Access Services Contract. All Services shall comply with the relevant Specifications and the Standards. The Vendor shall coordinate its efforts hereunder with all Subcontractors, Third Party Providers and the Other Contractors, to ensure compliance with any and all supply and transportation requirements and all Governmental Entities.  All Services, requiring certification shall be certified by independent and appropriate professionals licensed or properly qualified to perform such certification in all appropriate jurisdictions, reasonably acceptable and at no cost to Reliance, if such certification is required by Applicable Law or the Specifications. Vendor shall provide to Reliance, necessary installation certificates, as per EPCG regulations for which the Parties will mutually agree on a format and procedure.

3.1.2                                  Reliance shall purchase the Services described herein by Purchase Orders pursuant to the price list set forth in Exhibit A and shall pay for such Services pursuant to Section 5.2. Vendor shall perform only such Services as are specifically ordered by Reliance pursuant to a Purchase Order. Reliance currently intends that Vendor shall provide Services (other than Technical Support Services) with respect to the Initial Broadband Access Reliance Network only. Reliance shall not be obligated to pay for any Services not covered by a Purchase Order.

3.2                     Services

3.2.1                                  Vendor shall provide all Services purchased under a Purchase Order and in accordance with the relevant Specifications on an end-to-end basis to ensure successful completion of the Work (provided, however, that installation and commissioning Services shall be limited to the Services requested ordered in the applicable Purchase Order), which Services include but are not limited to :

a                                          Product logistics, installation and commissioning (including commissioning testing) Services including, but not limited to, ready for installation inspection and validation and as-built documentation (redline versions); and

b                                         Management Services including, but not limited to: program management, optimization, engineering, network design, network integration, integration with network management system (for FCAPS functionality), network operations center, management of Third Party Products, Network Acceptance Testing, Product Integration including Test Bed integration, Test Bed operation support, and Network O&M.

c                                          At Reliance’s request Vendor shall mobilize and commit sufficient resources necessary to successfully implement the Initial Broadband Access Reliance Network with the approval of Reliance, as required, including subject matter experts (subject to the experience requirements set forth in Section 3.10.2 below).

d.             Acceptance Testing, Training, TSS , Knowledge Management

No Services described in this paragraph 3.2(b), shall be provided unless the Parties mutually agree to a budget and pricing for such Services in advance of accepting a Task Order for such Services. In the event such budget is exceeded, each Party shall be responsible for such excess in proportion to its relative fault or causation.  Any disagreement on the budget and pricing shall be resolved by the Parties by negotiations in good faith within [***]. In the event that the Parties are unable to reach mutual agreement on the budget and pricing, the Parties shall work together to ensure a mutual resolution that does not adversely affect the relevant schedule.

3.2.2                                  At Reliance’s request Vendor shall mobilize and commit sufficient resources necessary for Program Management. Reliance shall pay Vendor for program management as set forth in Exhibit A. In the event that Reliance requires Vendor Personnel to be deputed to a Network Location, Vendor shall depute such Vendor Personnel. Reliance shall pay Vendor the Charges set forth in Exhibit A for such Vendor Personnel.

3.3                     Tools and Test Equipment for Services

3.3.1                                  Vendor agrees, [***], to provide all tools (including Vendor Internal Tools) tackles and test equipment along with their accessories and consumables, to perform the installation, commissioning, and acceptance testing Services of Products for the Initial Broadband Access Reliance Network Upon Acceptance of the Initial Broadband Access  Network, Vendor shall remove all such tools, tackles and test equipment.

3.3.2                                  In order to work towards achieving Interoperability, Reliance may bring other infrastructure vendors’ equipment into the Test-Bed Laboratory.  Notwithstanding anything contained herein to the contrary, the Vendor shall share with these other infrastructure vendors that Reliance brings into the Test-Bed Laboratory, all necessary interfacing information (under suitable conditions of confidentiality and/or licensing agreements) to assure the timely achievement of each of the mutually agreed Interoperability Milestones in accordance with the Time Tables and schedules set forth in the relevant Purchase Orders.

3.4                     Testing and Acceptance

Vendor hereby agrees to strictly adhere to the testing and acceptance procedure set forth in the Specifications. Reliance shall co-operate on a commercially reasonable basis with Vendor to ensure the successful completion of testing and acceptance activities.

3.5                     Training Services

3.5.1                                  The Vendor shall provide to Reliance, access to all the training courses and the right to use (“RTU”) to all the training courses and training course materials for which Vendor owns intellectual property rights and/or the license to use and as are available from time to time that are relevant to the Products supplied for the Broadband Access Reliance Network (the “Training Services”). The RTU shall be provided with permission to reproduce the course material for training Reliance personnel, including associates and contractors retained for installation, commissioning and operational support of the Broadband Access Reliance Network. Vendor shall update such course material for all such courses from time to time. Vendor shall provide all Training Services in accordance with the Specifications either at the Vendor’s global training centers or at Reliance training facilities in the Republic of India, with such location to be decided and advised by Reliance. The Parties shall mutually determine the method and manner of the provision of Training Services, including without limitation, class planning, scheduling and co-ordination. The Training Services shall be provided by qualified and experienced training personnel, as approved by Reliance. Vendor shall provide Reliance with the resumes of all of Vendor’s and any Subcontractor’s training personnel to enable Reliance to determine, in its sole discretion, which training personnel should provide the Training Services. Such training personnel shall have at least [***] of Access Network training experience in the field in which they are proposed to train. Vendor shall also be obliged to train Reliance’s trainers and shall perform, with Reliance’s approval, skills audits for all Reliance personnel trained to be instructors for Reliance. Periodically, mutually agreed training schedules shall be agreed upon for imparting such training courses. The content of these training courses shall be focussed on the implementation, operation and maintenance of the RelianceBroadband Access  Network.

3.5.2                                  Vendor shall, during the term of this Broadband Access Services Contract, provide to Reliance all updated course materials relating to the Products for all Training Services provided to Reliance hereunder from time to time.

3.5.3                                  Reliance agrees to reimburse Vendor for all Trainer Days as set forth in Exhibit A hereto. Reliance shall have the right, in its sole discretion, to determine the method and manner of utilisation of the above mentioned Trainer Days. Notwithstanding anything to the contrary set forth above, Reliance shall not be liable to pay for Vendor trainer personnel’s rest and recreation.

3.6                     Management Services

Vendor shall provide the management Services described in the Specifications at the rates set forth in of Exhibit A. Vendor shall provide sufficient resources to complete the Work specified in the Specifications and associated Purchase Orders for the Work. No Services described in Section 3.2.1(c,) shall be provided unless the Parties mutually agree to a budget for such Services prior to accepting a Purchase Order.

3.7                     Knowledge Management System

Vendor agrees that, among other things, all value engineered standards, specifications, designs, and relevant Vendor practices, including but not limited to testing and commissioning procedures, technical and standard documentation for facilities, maintenance and operational procedures and standards,  documentation, reports, drawings, etc., relating to the implementation, management and operation of the Broadband Access Reliance Network shall be delivered to Reliance, provided that the Materials are utilised solely for the implementation, operation and management of the Broadband Access Reliance Network and are subject to the confidentiality provisions set forth in Section 24.14 of the General Terms and this Section.  Upon delivery of such materials to Reliance, Vendor grants to Reliance a [***] license solely for use in the Territory to internally use, execute, to make sufficient copies for its own internal use, and to modify and translate them and/or combine them with other materials (at Reliance’s own risk) in order to prepare other works for Reliance’s own internal use, provided, however that Reliance shall not have the right to license or sell any software that is a Derivative Work of software delivered by Vendor pursuant to this Section 3.9 Reliance acknowledges that all information and materials delivered under this Section 3.9 are delivered on an “as-is-where-is” basis. Notwithstanding the above, for any software and/or other Materials originating from or being proprietary from a third party, if the Vendor has any limitation under a license and/or other agreement with such third party, Vendor will advise Reliance on how such third party software and/or Materials can be acquired or used, to enable Reliance to decide whether to acquire or use such third party software and/or Materials. Wherever possible, Vendor shall attempt, on a reasonable efforts basis, to obtain such third party’s consent for use of such software and/or Materials by Reliance without an additional charge to Reliance. Vendor shall use its knowledge management system for the performance of the Services and shall provide Reliance and the Users access to Vendor’s knowledge database during the term of this Broadband Access Services Contract. Vendor shall facilitate, during the performance of Services, tapping of its pool of consultants, and industry experts as reasonably requested by Reliance. Reliance agrees that Reliance shall be responsible to procure any hardware necessary to utilise any materials provided to Reliance under this Section and to pay for any additional services requested by Reliance relating to this Section under the terms of this  Services Agreement.

3.8                     Policies Applicable to Vendor Personnel

3.8.1                                  Vendor and Reliance shall follow the mobilization procedure as per the “PAF and Roster process” attached to the General Terms for each of the Key Personnel and those Vendor Personnel mobilized to provide the Services and who are charged to Reliance on a per diem basis.

3.8.2                                  Unless otherwise mutually agreed between the Parties in writing prior to their mobilization on the job, the Vendor shall engage only those personnel to perform Services, that at all times meet each of the following criteria:

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3.8.3                                  Reliance shall request additional information or approve or disapprove PAFs submitted in accordance with the Documents in [***].  If Reliance does not so respond to the submitted PAF, the Vendor shall give notice to Reliance for necessary action and in the event of Reliance not responding in the next [***], the submitted PAFs shall be deemed to have been approved.  At the Vendor’s option the Vendor may provide multiple resumes in advance for Reliance’s review. Reliance shall request further information, approve, or disapprove such individuals as set forth in this Section 3.10.3. Reliance shall also provide invitation letters for expediting visa and entry approvals for such individuals to enable such individuals to travel to India as required after completion of the approval process set forth in the Documents.

3.8.4                                  In cases where the Vendor is required to use Vendor Personnel to carry out Work outside of India, such Vendor Personnel will be subject to approval by Reliance (acting reasonably and in a timely manner) prior to starting any work.

3.8.5                                  For Subcontractors carrying out Services under section 3.2.1(a) above, the engagement of the Subcontractors’ personnel are not covered under this Section 3.10. These Subcontractors will be contracted by the Vendor as set forth in the General Terms. However, Reliance shall have the right, with Vendor’s approval, to pay such Subcontractors directly.

3.8.6                                  If Reliance requires the services of Vendor Personnel for future support or warranty purposes, Vendor shall use [***] efforts make available the services of personnel who were involved in the performance of the original or related Services. However if such personnel are no longer employed by the Vendor or are otherwise prevented by reasons of health issues at the time or other issues beyond Vendor’s control, Vendor and Reliance shall identify the best alternative and mobilize alternative personnel.

3.8.7                                  For Work performed on a time and materials basis, Vendor shall prepare and submit weekly timesheets for signature by Reliance’s designated representative on a weekly basis in accordance with the Procedures Manual. The normal working week shall be [***] a week.

3.8.8                                  On a [***] basis, and at the end of this Broadband Access Services Contract,  Vendor shall submit its invoice(s) and supporting documents in accordance with this Services Agreement and the General Terms.

3.9                     Technical Support Services:

3.9.1                                  Vendor shall, during the Term of this Broadband Access Services Contract, provide the Technical Support Services as set forth in Annexure 1A to the Specifications, including but not limited to repair and return of Defective Equipment, provision of all Software  and firmware Updates and Upgrades and firmware Updates, access to Vendor’s Indian and global Technical Assistance Centre. Vendor shall provide Technical Support Services during the Product Warranty Period. Reliance shall pay Vendor for the Technical Support Services as set forth in Exhibit A following the expiry of the applicable Product Warranty Period. Parties have agreed that the Vendor shall provide the TSS for an initial period of [***].

3.9.2                                  Vendor shall ensure the continued availability of Vendor personnel having the required skill and experience to be located at Reliance’s Network Operations Centres (NOC) at [***] to Reliance. In addition, Vendor shall also staff its helpdesk in accordance with the requirements set forth in Annexure 1A to the Specifications at [***] to Reliance. In the event that, pursuant to Reliance’s specific written request, any additional Vendor Personnel are requested to be deputed to a Network Location, Vendor shall make such additional Vendor Personnel available to Reliance and Reliance shall reimburse Vendor for [***] incurred by such Vendor Personnel. [***].

4                      TERM

4.1.1                                  The initial term of this Broadband Access Services Contract is [***] from the Effective Date, subject to the terms and conditions of this Broadband Access Services Contract including, without limitation, the termination provisions set forth in Section 7. This Broadband Access Services Contract shall upon the mutual written agreement of the Parties, be renewed for [***] on the same terms and conditions contained herein.

5                      PRICING AND INVOICING

5.1                     Determination of Net Price

5.1.1                                  The Net Price for any Services purchased by Reliance under this Broadband Access Services Contract shall be determined in accordance with the provisions of Section 5.1 and is [***] on or with respect to the provisions of such Services. [***].

5.1.2                                  The Net Price of any Services shall be the Net Price for such services specified in the Services Price List All amounts in excess of the Net Price paid by Reliance to the Vendor for Services shall be handled in accordance with the provisions of the General Terms. The Net Prices set forth in the Services Price List are [***].

5.1.3                                  The Net Price on the Services Price List shall be fixed for a period of [***] from the Effective Date. At such time, the Parties shall re-negotiate such Net Prices to be fixed for a subsequent [***] period to reflect the changes in the labour rates during the preceding [***]. This process shall be repeated every [***] thereafter during the Term of this Broadband Access Services Contract.

5.2                     Invoicing Terms

All Installation and Commissioning Services provided by Vendor to Reliance shall be invoiced as set forth in this Section and paid in accordance with Section 13 of the General Terms.

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Where Services are provided which are not rendered for Products, such Services shall be invoiced and paid in accordance with Section 13 of the General Terms and mutually agreed milestones.

5.3                     Payments for Services

The value of the Services described in Section 3.2.1(a) shall be denominated in [***] in accordance with the provisions of the General Terms, unless otherwise agreed by the Parties. The amount paid is inclusive of all and any taxes levied by any Governmental Entity on the provision of Services provided by the Vendor.

6                      WARRANTIES

6.1                     Services Warranty.

The Vendor warrants that, during the Services Warranty Period, all Services shall conform with and perform in accordance with the Specifications and shall be free from Defects and Deficiencies (the “ Services Warranty”).

6.2                     Breach of Warranty.

6.2.1 In the event of any breach of the Services Warranty, the Vendor shall promptly repair, replace, provide additional services or otherwise correct (including re-performance of Services) at [***], any Defective Services so that the Services and Broadband Access Reliance Network comply with the Specifications.  If the Vendor fails or refuses  to promptly cure any such Defective Services, Reliance may, in addition to exercising any other remedies available to it  under the contract, law and/or equity, Reliance may at its option.(i) elect to have such Defective Services, replaced, repaired or corrected by any third party, and Vendor shall in such an event (a) provide all technical details, documentation, and other information required for such repair replacement or correction; and (b) reimburse Reliance for all costs and expenses incurred in connection with such repair replacement or correction; or

(ii) elect to have the Vendor provide (a) a credit or refund based on the original purchase price of such Defective Services, as the case may be.

The warranty period for all repaired, replaced or corrected  Services shall be the longer of

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6.2.2 Notwithstanding the foregoing, the Vendor shall have no liability pursuant to this Section 6.2 for:

a)damage caused by an event of Force Majeure other than to the extent that the Services should have been able to withstand any such Force Majeure event, in accordance with the Documents;

b) alterations by Reliance and/or the Vendor at Reliance’s request against Vendor recommendations and inconsistent with this Broadband Access Services Contract, excluding normal maintenance or parameter changes;

c)damage or Deficiencies resulting from a failure by Reliance to follow the Specifications; or

d) damage resulting from the gross negligence or willful misconduct of Reliance, or any of its employees, agents or contractors (other than the Vendor and its Subcontractors); or

e) performance or damages directly resulting from the failure of the equipment or software (or any related services) not provided by the Vendor or any Subcontractors (excluding OMC Products for which Vendor is responsible), provided that this shall not limit the Vendor’s obligations as to Interoperability pursuant to the terms of the Documents;

except when any such damage or Deficiencies is done, made or caused by Vendor or any Subcontractor or their employees or agents.

6.3                     Cure Procedures.

6.3.1                                  If Reliance claims a breach of any warranty , its shall notify the Vendor of the breach within a reasonable period of time after its determination that the breach has occurred. For provision of repair, replacement and correction of Defective Services, Reliance shall allow the Vendor to inspect the Work on-site and to perform any repairs, replacements and corrections  that can be performed on Site without disrupting the operation of the Broadband Access Reliance Network or any other the Network Element relating to such Services.

6.3.2                                  In the event that the remedy of any breach by the Vendor of the Services Warranty requires the installation or provision of replacement equipment, software and/or services, the Vendor shall provide such equipment, software and/or services, at no cost or expense to Reliance.

6.3.3                                  During the Services Warranty Period, the Vendor shall be solely responsible for all costs and expenses associated with: (a) cure, repair, replacement  or correction of the Services subject to the warranty claim; (b) dismantling and reinstalling equipment and property in connection with cure or correction of the Services that are the subject of such warranty claim; and (c) all on-site and off-site repair and related activities for Services.

6.4                     Other Services To Be Provided By The Vendor Under Warranty Services-

During the Service Warranty Period, in addition to the warranty obligations described herein in this Service Contract, the Vendor shall also provide all services as set forth in Annexure 1A to the Specifications (Technical Support Services) in accordance with the Documents.

6.5                     Third Party Provider Warranties.

a) With respect to Services furnished by any Third Party Provider (other than Subcontractors), all warranties given to the Vendor by such Third Party Provider shall inure, to the extent applicable or permitted by law, to the benefit of Reliance, and Reliance shall have the right, at its sole discretion, to enforce such warranties directly and/or through the Vendor.  All warranties with respect to such Services provided by such Third Party Providers shall be given to Reliance in accordance with the General Terms.

b) In the event of any dispute with respect to either identifying or resolving any problems or defects or their root cause in the Network, the Vendor shall be responsible to establish the co-ordination among all Persons connected to such problems/defects and establish the process of problem resolution and ensure an early solution.

6.6                     Disclaimer

The foregoing warranties are in lieu of all the other express and implied warranties, of merchantability and fitness for a particular purpose.

7                      TERMINATION AND EVENTS OF DEFAULT

7.1                     Reliance’s Right of Termination.

Reliance may suspend all or any portion of this Broadband Access Services Contract, in accordance with the terms of Section 3.16 and Section 23.1.2 of the General Terms.

Reliance also has the right to terminate all or any portion of this Broadband Access Services Contract in accordance with the terms of Section 23.1 of the General Terms.

7.2                     Vendor’s Right of Termination.

The Vendor shall have the option to suspend or terminate this Broadband Access Services Contract in accordance with the terms of Section 23.2 of the General Terms.

Reliance and the Vendor have read this Broadband Access Services Contract including all Schedules and Exhibits hereto and agree to be bound by all the terms and conditions hereof and thereof.

IN WITNESS WHEREOF, the Parties have executed this Broadband Access Services Contract as of the date first above written.

RELIANCE INFOCOMM LIMITED

By:	/s/ Prakash C. Bajpai

Name:
Title:

By:	/s/ S. Ramesh

Name:
Title:

UTSTARCOM INC.,

By:	/s/ Michael J. Sophie

Name:
Title:

Exhibit A - Pricing (Broadband Access Services Contract)

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